UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2017

AMEREN CORPORATION

(Exact Name of Registrant as Specified in Charter)

Missouri	1-14756	43-1723446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 10, 2017, the Board of Directors of Ameren Corporation (the “Company”) adopted amendments to the By-Laws of the Company (the “By-Laws”), effective February 10, 2017, to provide that shareholders who collectively own (as defined in the By-Laws) at least 25% of the Company’s outstanding shares of common stock and who satisfy the requirements specified in the By-Laws may have the Secretary of the Company call a special meeting of shareholders for certain purposes. Prior to the adoption of these amendments to the By-Laws, shareholders did not have the right to call a special meeting of shareholders. The amendments to the By-Laws also include conforming changes and updates to the By-Laws.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the full and complete copy of the By-Laws filed as Exhibit 3 to this report and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title

3	By-Laws of Ameren Corporation, as amended effective February 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Gregory L. Nelson
Name:	Gregory L. Nelson
Title:	Senior Vice President,
General Counsel and Secretary

Date: February 14, 2017

Exhibit Index

Exhibit Number	Title

3	By-Laws of Ameren Corporation, as amended effective February 10, 2017.